EXHIBIT 99.1


                                  NEWS RELEASE

                     Investor Relations Contact: Susan Spratlen  (972) 444-9001

                   Pioneer Reports Second Quarter 2002 Results

Dallas,   Texas,   July  24,   2002  --  Pioneer   Natural   Resources   Company
("Pioneer")(NYSE:PXD) (TSE:PXD) today announced financial and operating results for the quarter and six months ended June 30, 2002.

Second Quarter Results

Pioneer reported net income of $11.1 million, or $0.10 per share, for the second quarter of 2002. Second quarter net income included a $2.8 million extraordinary charge related to the early extinguishment of debt, a $2.5 million noncash charge for the remeasurement of the Argentine peso-denominated net monetary assets and a $1.1 million gain on the sale of seismic data. Earnings as adjusted for the above items were $15.3 million, or $0.13 per share. For the same period last year, Pioneer reported net income of $28.3 million, or $0.28 per share. Second quarter 2001 net income included a $1.5 million gain from the disposition of assets and a $9.3 million mark-to-market gain primarily related to derivatives not treated as hedges. Earnings in 2001 as adjusted for the above items were $17.6 million or $0.18 per share. Cash flow from operations for the second quarter of 2002 was $90.6 million compared to $135.3 million for the second quarter of 2001.

Second quarter oil sales averaged 30,840 barrels per day (BPD) and natural gas liquids sales averaged 21,776 BPD. Gas sales in the second quarter averaged 342 million cubic feet per day (MMcfpd). On a barrel oil equivalent (BOE) basis, total sales averaged 109,696 BPD. Second quarter oil sales from Argentina were significantly lower than oil sales for the first quarter. The decline is partially attributable to Argentine oil inventories having been sold in March before the export tax became effective, increasing oil sales for the first quarter. As a result, the Company had less Argentine inventory to sell in the month of April, reducing the quantity of oil sold in Argentina during the second quarter. Normal oil inventories were maintained in June. Actual Argentine oil production and sales averaged approximately 8,100 BPD for the first half of the year. Realized prices for oil and natural gas liquids for the second quarter were $23.58 and $14.58 per barrel, respectively. The realized price for gas was $2.48 per thousand cubic feet (Mcf).

Second quarter production costs averaged $4.98 per BOE. Exploration and abandonment costs of $17.9 million for the quarter included $9.5 million of geologic and geophysical expenses including seismic costs, $.7 million of noncash leasehold abandonments including expired leases and $7.7 million of exploration costs.

For the same quarter last year, Pioneer reported oil sales of 34,482 BPD, natural gas liquids sales of 21,546 BPD and gas sales of 366 MMcfpd. Realized prices for the 2001 second quarter were $24.74 per barrel for oil, $19.29 per barrel for natural gas liquids and $3.10 per Mcf for gas.

Six Month Results

For the six months ended June 30, 2002, Pioneer reported net income of $9.2 million, or $0.08 per share. Excluding a $2.8 million extraordinary charge related to the early extinguishment of debt, a $7.9 million noncash charge for the remeasurement of the Argentine peso-denominated net monetary assets and a gain of $1.0 million on the disposition of assets, profits as adjusted were $18.9 million or $0.17 per share. For the same period last year, Pioneer reported net income of $96.3 million, or $0.97 per share. Excluding a gain of $8.8 million on the disposition of assets and a $.5 million mark-to-market gain primarily related to derivatives not treated as hedges, profits in 2001 as adjusted were $87.0 million or $0.87 per share. Cash flow from operations for the six-month period was $140.6 million compared to $267.1 million for the same period in 2001.

Six-month oil sales averaged 32,680 BPD and natural gas liquids sales were 21,658 BPD. Gas sales were 335 MMcfpd. On a BOE basis, total sales averaged 110,196 BPD. Realized prices for the 2002 six-month period were $23.37 per barrel for oil, $12.68 per barrel for natural gas liquids and $2.48 per Mcf for gas. For the first half of 2001, Pioneer reported oil sales of 34,809 BPD, natural gas liquids sales of 20,989 BPD and gas sales of 349 MMcfpd. Realized prices for the 2001 six-month period were $24.89 per barrel for oil, $20.94 per barrel for natural gas liquids and $3.80 per Mcf for gas.

Operational Update

Onshore Texas, Pioneer is currently running seven rigs. The Company plans to accelerate its drilling activity in both the West Panhandle and Spraberry fields, utilizing nine rigs in these areas by year end. Pioneer has resumed oil drilling in Argentina, running three rigs currently with plans to add a fourth in August.

First production from the deepwater Canyon Express project is expected by the end of the third quarter with peak rates expected to increase Pioneer's daily production by 15% to 20%. The Canyon Station platform is in place and four of six wells have been completed. Offshore South Africa, the floating production, storage and offloading vessel, which is currently in transit to the area, is expected to be in place for first production from the Sable field in December or January. Pioneer's expected net peak daily production from the Sable field represents approximately 13% of the Company's current daily production.

At Devils Tower, development drilling is concluded and fabrication of the deepwater production spar is 50% complete with first production expected during the second quarter of 2003. Development of the deepwater Falcon field is progressing on schedule. Pioneer has contracted for a rig to drill a five well program in the Falcon area beginning in August with two development and three exploration wells planned.

Earlier this month, the Company announced a discovery on the deepwater Triton prospect, a satellite field expected to be tied back to the spar being built for Devils Tower. Elsewhere in the Gulf of Mexico, the second sidetrack well drilled on the Ozona Deep discovery was successful but more complex than anticipated. Options for potential development of the field are being evaluated.

As announced today, Pioneer has drilled its fourth successful well on the Olowi block in the shallow water offshore Gabon and expects to complete plans for potential initial development by year end. In southern Tunisia, Pioneer is currently drilling an exploratory well on the Borj El Khadra (BEK) permit with results expected by late August.

Scott D. Sheffield, Chairman and CEO stated, "We are pleased with the financial results and with the operational progress we made in the second quarter. With four significant projects moving toward first production, new discoveries announced in Gabon and the deepwater Gulf of Mexico and further exploration planned for the remainder of the year, we are exposing investors to many opportunities for production and value growth."

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties which may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Third quarter production is expected to average 112 to 118 MBPD on a BOE basis. Third quarter lease operating expenses (including production and ad valorem taxes) are expected to average $4.90 to $5.10 per BOE based on today's NYMEX strip prices for oil and gas. Depreciation, depletion and amortization is expected to average $5.00 to $5.20 per BOE. Total exploration and abandonment expense is expected to be $15 million to $30 million. General and administrative expense is expected to be approximately $11 million. Interest expense is expected to be $22 million to $24 million and income taxes are expected to be $1 million to $2 million as the Company benefits from the carryforward of prior years' net operating losses in the U.S. and Canada.

In connection with the acquisition of the West Panhandle field assets that closed July 1, 2002, Pioneer settled a capital cost obligation related to those assets that will result in the recognition of an extraordinary charge in the third quarter of approximately $14 million to $17 million for the early extinguishment of this obligation. Third quarter interest savings of approximately $2 million will be realized from settling the capital cost obligation.

During the second quarter, Pioneer added to its oil and gas hedge position. Additional volumes of oil were hedged for 2002 through 2004 at oil prices ranging from approximately $23 per barrel to $25 per barrel and additional volumes of gas were hedged for 2003 through 2007 at gas prices ranging from $3.75 per Mcf to $4.00 per Mcf. The Company's oil and gas hedges are outlined in
Item 9 of the Form 8-K filed today with the Securities and Exchange Commission.

Earnings Conference Call

This morning at 10:00 a.m. Eastern, investors will have the opportunity to listen to the second quarter earnings call and view a presentation over the Internet via Pioneer's website located at http://www.pioneernrc.com. At the website, select 'INVESTOR' at the top of the page and then choose 'Webcasts/Earnings Calls'. To listen to the live call, please go to the website at least ten minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available on the website shortly after the call. Alternately, you may dial (888) 855-5428 (confirmation code: 748972) to listen to the conference call and view the accompanying visual presentation at the Internet address above. A telephone replay will be available by dialing (888) 203-1112: confirmation code: 748972.

Pioneer is a large independent oil and gas exploration and production company with operations in the United States, Canada, Argentina, South Africa, Gabon and Tunisia. Pioneer's headquarters are in Dallas. For more information, visit Pioneer's website at www.pioneernrc.com.

Financial statements and schedules attached.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Natural Resources Company are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, government regulation or action, foreign currency valuation changes, foreign government tax and regulation changes, litigation, the costs and results of drilling and operations, Pioneer's ability to replace reserves, implement its business plans, or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, quality of technical data, and environmental risks. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

                        PIONEER NATURAL RESOURCES COMPANY

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)
                                   (Unaudited)

                                                             June 30,      December 31,
                                                               2002            2001
                                                           -----------     -----------
ASSETS

Current assets:
  Cash and cash equivalents                                $    16,728     $    14,334
  Accounts receivable                                           83,501          82,211
  Inventories                                                   10,079          14,549
  Deferred income taxes                                         10,500           6,400
  Other current assets                                          15,200         138,149
                                                            ----------      ----------

       Total current assets                                    136,008         255,643
                                                            ----------      ----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the successful efforts
     method of accounting                                    4,169,650       3,879,568
  Accumulated depletion, depreciation and amortization      (1,196,172)     (1,095,310)
                                                            ----------      ----------
                                                             2,973,478       2,784,258
                                                            ----------      ----------
Deferred income taxes                                           80,295          84,319
Other assets, net                                               89,027         146,833
                                                            ----------      ----------
                                                           $ 3,278,808     $ 3,271,053
                                                            ==========      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                         $   120,407     $    99,165
  Interest payable                                              37,977          37,410
  Other current liabilities                                     66,332          91,634
                                                            ----------      ----------
       Total current liabilities                               224,716         228,209
                                                            ----------      ----------
Long-term debt                                               1,461,794       1,577,304
Other noncurrent liabilities                                   165,504         166,383
Deferred income taxes                                            4,900          13,768
Stockholders' equity                                         1,421,894       1,285,389
                                                            ----------      ----------
                                                           $ 3,278,808     $ 3,271,053
                                                            ==========      ==========

                        PIONEER NATURAL RESOURCES COMPANY

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                     Three months ended      Six months ended
                                                          June 30,               June 30,
                                                   ---------------------   ---------------------
                                                     2002        2001        2002        2001
                                                   ---------   ---------   ---------   ---------
Revenues:
   Oil and gas                                     $ 172,430   $ 218,611   $ 337,969   $ 476,597
   Interest and other                                    813      10,955       2,006      16,122
   Gain on disposition of assets, net                  1,095       1,472       1,021       8,765
                                                    --------    --------    --------    --------
                                                     174,338     231,038     340,996     501,484
                                                    --------    --------    --------    --------
Costs and expenses:
   Oil and gas production                             49,717      51,974     100,735     107,776
   Depletion, depreciation and amortization  -
     oil and gas                                      48,831      54,025      97,067     102,070
   Depletion, depreciation and amortization -
     other                                             2,114       3,371       4,266       7,487
   Exploration and abandonments                       17,860      46,583      38,980      69,466
   General and administrative                         10,758       8,005      22,676      18,453
   Interest                                           24,741      34,260      51,058      69,876
   Other                                               4,895       1,874      13,161      27,091
                                                    --------    --------    --------    --------
                                                     158,916     200,092     327,943     402,219
                                                    --------    --------    --------    --------
Income before income taxes and
   extraordinary item                                 15,422      30,946      13,053      99,265
Income tax provision                                  (1,437)     (2,608)     (1,027)     (3,008)
                                                    --------    --------    --------    --------
Income before extraordinary item                      13,985      28,338      12,026      96,257
Extraordinary item - loss on early extinguishment
   of debt, net of tax                                (2,843)        -        (2,843)         -
                                                    --------    --------    --------    --------
Net income                                         $  11,142   $  28,338   $   9,183   $  96,257
                                                    ========    ========    ========    ========
Net income per share:
   Basic:
     Income before extraordinary item              $     .13   $     .29   $     .11   $     .98
     Extraordinary item                                 (.03)          -        (.03)         -
                                                    --------    --------    --------    --------
    Net income                                     $     .10   $     .29   $     .08   $     .98
                                                    ========    ========    ========    ========
   Diluted:
     Income before extraordinary item              $     .12   $     .28   $     .11   $     .97
     Extraordinary item                                 (.02)          -        (.03)          -
                                                    --------    --------    --------    --------
 Net income                                        $     .10   $     .28   $     .08   $     .97
                                                    ========    ========    ========    ========
Weighted average shares outstanding:
   Basic                                             113,306      98,337     108,702      98,358
                                                    ========    ========    ========    ========
   Diluted                                           115,239      99,700     110,282      99,709
                                                    ========    ========    ========    ========

                        PIONEER NATURAL RESOURCES COMPANY

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)


                                                       Three months ended       Six months ended
                                                            June 30,                June 30,
                                                     ---------------------   ---------------------
                                                        2002        2001        2002        2001
                                                     ---------   ---------   ---------   ---------

Cash flows from operations:
   Net income                                        $  11,142   $  28,338   $   9,183   $  96,257
   Depletion, depreciation and amortization             50,945      57,396     101,333     109,557
   Exploration and abandonments                         12,182      40,985      30,848      62,832
   Deferred income taxes                                   789         138         105      (4,662)
   Gain on disposition of assets, net                   (1,095)     (1,472)     (1,021)     (8,765)
   Interest related amortization                          (649)      2,889      (1,641)      5,887
   Derivative mark-to-market                               119      (9,278)        243        (525)
   Extraordinary item - loss on early
     extinguishment of debt                              2,843         -         2,843         -
   Other noncash items                                  10,421       1,947      23,281       3,753
   Changes in operating assets and liabilities:
      Accounts receivable                                2,853       1,605     (10,868)     28,054
      Inventories                                        1,744      (2,036)      3,983        (912)
      Other current assets                                 (70)        922         (77)     (5,032)
      Accounts payable                                     307       6,750     (14,149)    (18,857)
      Interest payable                                     862         194         567         914
      Other current liabilities                         (1,829)      6,953      (4,030)     (1,436)
                                                      --------    --------    --------    --------
Net cash provided by operating activities               90,564     135,331     140,600     267,065
Net cash used in investing activities                 (171,445)   (138,689)   (210,217)   (227,490)
Net cash provided by (used in) financing activities     81,506       3,183      73,441     (47,365)
                                                      --------    --------    --------    --------
Net increase (decrease) in cash and cash equivalents       625        (175)      3,824      (7,790)
Effect of exchange rate changes on cash
   and cash equivalents                                   (654)         97      (1,430)       (142)
Cash and cash equivalents, beginning
   of period                                            16,757      18,305      14,334      26,159
                                                      --------    --------    --------    --------
Cash and cash equivalents, end of period             $  16,728   $  18,227   $  16,728   $  18,227
                                                      ========    ========    ========    ========

                        PIONEER NATURAL RESOURCES COMPANY

                        SUMMARY PRODUCTION AND PRICE DATA


                                                   Three months ended     Six months ended
                                                       June 30,               June 30,
                                                ---------------------   ---------------------
                                                   2002        2001        2002        2001
                                                ---------   ---------   ---------   ---------
Average Daily Production:
   Oil (Bbls) -                    U.S.            24,684      23,913      24,495      24,279
                                   Argentina        6,024       9,727       8,064       9,687
                                   Canada             132         842         121         843
                                                ---------   ---------   ---------   ---------

                                   Total           30,840      34,482      32,680      34,809

   Natural gas liquids (Bbls) -    U.S.            20,128      19,968      20,024      19,447
                                   Argentina          640         569         641         543
                                   Canada           1,008       1,009         993         999
                                                ---------   ---------   ---------   ---------

                                   Total           21,776      21,546      21,658      20,989

   Gas (Mcf) -                     U.S.           209,355     214,351     212,578     211,530
                                   Argentina       80,018      98,934      72,610      89,536
                                   Canada          53,105      52,831      49,960      48,427
                                                ---------   ---------   ---------   ---------

                                   Total          342,478     366,116     335,148     349,493

Total Production:
   Oil (MBbls)                                      2,806       3,138       5,915       6,300
   Natural gas liquids (MBbls)                      1,981       1,961       3,920       3,799
   Gas (MMcf)                                      31,166      33,316      60,662      63,258
   Equivalent barrels (MBOE)                        9,983      10,651      19,946      20,642

Average Price*:
   Oil (per Bbl) -                 U.S.         $   24.54   $   24.39   $   24.40   $   24.82
                                   Argentina    $   19.74   $   25.68   $   20.28   $   25.14
                                   Canada       $   20.08   $   23.88   $   18.94   $   23.85
                                   Average      $   23.58   $   24.74   $   23.37   $   24.89

   Natural gas liquids (per Bbl) - U.S.         $   14.20   $   18.78   $   12.47   $   20.59
                                   Argentina    $   17.64   $   22.60   $   13.32   $   24.70
                                   Canada       $   20.37   $   27.34   $   16.47   $   25.86
                                   Average      $   14.58   $   19.29   $   12.68   $   20.94

   Gas (per Mcf) -                 U.S.         $    3.23   $    3.93   $    3.14   $    4.75
                                   Argentina    $     .44   $    1.34   $     .54   $    1.30
                                   Canada       $    2.64   $    3.03   $    2.47   $    4.29
                                   Average      $    2.48   $    3.10   $    2.48   $    3.80

* Average prices include the effects of commodity hedges.

                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                                 (in thousands)
                                   (Unaudited)

     Discretionary cash flow and EBITDAX (as defined below) are presented herein because of their wide acceptance as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. Discretionary cash flow and EBITDAX should not be considered as alternatives to net cash provided by operating activities, net income (loss) or income (loss) from continuing operations, as defined by generally accepted accounting principles. Discretionary cash flow and EBITDAX should also not be considered as indicators of the Company's financial performance, as alternatives to cash flow, as measures of liquidity or as being comparable to other similarly titled measures of other companies.

                                                 Three months ended        Six months ended
                                                      June 30,                 June 30,
                                               ----------------------    ---------------------
                                                  2002         2001         2002        2001
                                               ---------    ---------    ---------   ---------
Discretionary cash flows*:
   Net income                                  $  11,142    $  28,338    $   9,183   $  96,257
   Depletion, depreciation and amortization       50,945       57,396      101,333     109,557
   Exploration and abandonments                   17,860       46,583       38,980      69,466
   Deferred income taxes                             789          138          105      (4,662)
   Gain on disposition of assets, net             (1,095)      (1,472)      (1,021)     (8,765)
   Interest related amortization                    (649)       2,889       (1,641)      5,887
   Derivative mark-to-market                         119       (9,278)         243        (525)
   Extraordinary item - loss on early
     extinguishment of debt                        2,843          -          2,843         -
   Other noncash items                            10,421        1,947       23,281       3,753
                                               ---------     --------     --------    --------
      Discretionary cash flow                  $  92,375    $ 126,541    $ 173,306   $ 270,968
                                                ========     ========     ========    ========

-------------

* Discretionary cash flows equal cash flows from operations before working capital changes and exploration and abandonments.

EBITDAX**:
   Net income                                  $  11,142    $  28,338    $   9,183   $  96,257
   Depletion, depreciation and amortization       50,945       57,396      101,333     109,557
   Exploration and abandonments                   17,860       46,583       38,980      69,466
   Interest expense                               24,741       34,260       51,058      69,876
   Income taxes                                    1,437        2,608        1,027       3,008
   Gain on disposition of assets, net             (1,095)      (1,472)      (1,021)     (8,765)
   Derivative mark-to-market                         119       (9,278)         243        (525)
   Extraordinary item - loss on early
     extinguishment of debt                        2,843          -          2,843         -
   Other noncash expenses                         10,421          652       23,281       1,519
                                                --------     --------     --------    --------
                                               $ 118,413    $ 159,087    $ 226,927   $ 340,393
                                                ========     ========     ========    ========

-------------

** "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of oil and gas properties; exploration and abandonments; interest expense; income taxes; gain or loss on the disposition of assets; extraordinary items; derivative mark-to-market adjustments; and, other noncash charges and expenses.

                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION


                            Open Oil Hedge Positions
                            ------------------------

                                                2002              2003       2004
                                       ----------------------   --------   --------
                                         Third       Fourth
                                        Quarter      Quarter
                                       ---------    ---------
Daily oil production:
  Swaps:
  Volume (Bbl).....................      24,000       22,000      25,734     12,000
  NYMEX price......................    $  24.03     $  23.91    $  24.40   $  22.97

Total oil - % Hedged                        73%         64%         49%        22%



                            Open Gas Hedge Positions
                            ------------------------

                                                                                                   2006
                                                                                                    &
                                                2002              2003       2004       2005       2007
                                       ----------------------   --------   --------   --------   --------
                                         Third       Fourth
                                        Quarter      Quarter
                                       ---------    ---------
Daily gas production:
  Swaps:
  Volume (Mcf).....................      140,000     140,000     230,000    210,000     90,000      20,000
  NYMEX Price* (MMBtu).............    $    4.10   $    4.10    $   3.85   $   3.85   $   3.75    $   3.75

  Collars:
  Volume (Mcf).....................      103,152     120,000          -           -          -           -
  NYMEX Price* (MMBtu):
     Ceiling.......................    $    3.65   $    3.55
     Floor.........................    $    2.80   $    2.70

North American Gas - % Hedged               87%         69%         46%        39%



      Deferred Gains (Losses) on Terminated Commodity Hedges (in thousands)
      ---------------------------------------------------------------------

                                                2002              2003       2004       2005
                                       ----------------------   --------   --------   ---------
                                         Third       Fourth
                                        Quarter      Quarter
                                       ---------    ---------

Gas**..............................    $ (8,645)   $ (8,645)    $ 72,546   $ 43,230   $  1,220
                                        =======     =======      =======    =======    =======


*    Approximate, based on historical differentials to index prices.

** Cash has been paid on deferred hedge losses and received on deferred hedge gains except for the following: (i) a $4.9 million payable for certain 2002 gas hedge losses and (ii) a $1.3 million receivable for certain of the 2003 gas hedge gains.




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